December 11, 1998





Dear Shareholder Member:

You are cordially invited to attend the Company's annual meeting at 10:00 a.m., local time, on Tuesday, January 19, 1999 in the Auditorium of the Rockford, Illinois, plant. Registration for the meeting will be in the Atrium located at the rear of the plant. We invite you to join members of our management team there for an informal social period from 9:00 a.m. to 9:45 a.m. The formal meeting will begin promptly at 10:00 a.m.

Parking is available directly behind the plant. A map is enclosed with this notice.

Please complete and return your proxy card now whether or not you plan to attend.

Sincerely yours,

WOODWARD GOVERNOR COMPANY




John A. Halbrook
Chairman, Board of Directors

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

January 19, 1999




The annual meeting of the shareholder members of Woodward Governor
Company, a Delaware corporation, will be held in the Company's Auditorium, 5001 North Second Street, Rockford, Illinois, on Tuesday, January 19, 1999, at 10:00 a.m., local time, for the following purposes:

     1. To elect two directors to serve for a term of three years each; and

     2. To transact such other business as may properly come before the meeting or any postponement or adjournment thereof.

Shareholders of record at the close of business on November 23, 1998 are entitled to vote at the meeting.

By Order of the Board of Directors

WOODWARD GOVERNOR COMPANY




Carol J. Manning
Corporate Secretary


December 11, 1998







                        YOUR VOTE IS IMPORTANT
 Even if you plan to attend the meeting in person, please date, sign, and return your proxy in the enclosed envelope or vote now via telephone. Prompt response is helpful and your cooperation will be appreciated.

                            PROXY STATEMENT
                                  FOR
                    ANNUAL MEETING OF SHAREHOLDERS
                       Tuesday, January 19, 1999

TO THE SHAREHOLDER MEMBERS:

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of proxies for use at the annual meeting of shareholder members of Woodward Governor Company (the "Company") to be held in the Company's Auditorium, 5001 North Second Street, Rockford, Illinois, on January 19, 1999 at 10:00 a.m., local time, and at any adjournment thereof.

A copy of the Company's Annual Report for the fiscal year ended September 30, 1998, including audited financial statements, accompanies this Proxy Statement. The financial statements contained therein are not deemed material to the exercise of prudent judgment in regard to any matter to be acted upon at the annual meeting and, therefore, such financial statements are not incorporated by reference into this Proxy Statement. This Proxy Statement was mailed to shareholder members on or about December 11, 1998.

A form of proxy is enclosed for use at the meeting or any postponement or adjournment thereof. If the proxy is executed and returned, it may nevertheless be revoked at any time, insofar as it has not been exercised, by notice to the Secretary of the Company, by submission of a proxy bearing a later date or by voting in person at the meeting. Unless revoked, the shares represented by validly executed proxies will be voted at the meeting in accordance with the directions noted thereon. Absent such directions, the enclosed proxy gives discretionary authority to the attorneys named therein, or their substitutes. Each outstanding share is entitled to one vote on each matter submitted to a vote, except that in the election of directors each shareholder is entitled to cast as many votes as the number of shares held by such shareholder multiplied by the number of directors to be elected and may cast all such votes for the election of one nominee or distribute such votes between the two nominees as such shareholder chooses. Shares represented by validly executed proxies will be cumulatively voted so as to elect all or as many as possible of such director nominees in such order as the attorneys named therein shall determine unless the shareholder has otherwise indicated on the proxy. For the election of directors, the two nominees who receive the most votes will be elected.

The shares represented by proxies will be voted as directed or, if no specification is made, "FOR" the election of the Board's nominees to the Board of Directors and in the discretion of the named proxies on other matters properly before the meeting.

The Board of Directors has fixed November 23, 1998 as the record date for the determination of shareholder members entitled to vote at the meeting. Accordingly, only shareholder members of record at the close of business on said date will be entitled to vote at the meeting. As of November 23, 1998, the Company had outstanding 11,298,750 shares of Common Stock, $0.00875 par value.

Votes cast by proxy or in person at the meeting will be tabulated by the inspectors of election appointed for the meeting and will determine whether or not a quorum is present. The inspectors will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum but as unvoted for purposes of determining the approval of any matter submitted to the shareholders for a vote. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter.

    SECURITY OWNERSHIP OF PRINCIPAL HOLDERS AND EXECUTIVE OFFICERS

The following table sets forth as of November 23, 1998 information provided to the Company concerning ownership of the Company's outstanding Common Stock by beneficial holders of more than 5% of the Common Stock, the named executive officers and all directors and executive officers as a group:

                                   Shares of Common Stock      Percent of
                                   Beneficially Owned as of    Common Stock
Name                               November 23, 1998           Outstanding

Principal Holders

Woodward Governor Company
Profit Sharing Trust
5001 North Second Street
Rockford, Illinois 61125-7001      2,422,892 (1)              21.44%

AMCORE Bank N.A., Rockford
501 Seventh Street
Rockford, Illinois 61110-0037        788,450 (2)               6.98%

Royce & Associates, Inc.
Royce Management Company
Charles M. Royce
1414 Avenue of the Americas
New York, New York 10019             776,996 (3)               6.88%

T. Rowe Price Associates, Inc.
100 East Pratt Street
Baltimore, Maryland 21202            676,000 (4)               5.98%

Non-Director Executive Officers

Stephen P. Carter
Vice President, Chief Financial
Officer and Treasurer                 68,496 (5)               0.61%

Charles F. Kovac
Vice President                        36,109 (5)               0.32%

Gary D. Larrew
Vice President                        38,629 (5)               0.34%

C. Phillip Turner
Vice President                        98,648 (5)               0.87%

All directors and executive
officers as a group - 13 persons     641,757 (5)(6)            5.44%

(1) Shares owned by the Woodward Governor Company Profit Sharing Trust are held in its Member Investment and Stock Ownership Plan (the "Plan"). Vanguard Fiduciary Trust serves as Trustee of the Profit Sharing
     Trust. The Woodward Stock Plan portion of the Plan holds 2,023,396 shares of Common Stock. Some of the shares held in the Profit
     Sharing Trust are allocated to participant accounts and the rest of the shares will be allocated to participants as the principal and interest on the current outstanding loan to the Plan are repaid. The Plan directs the Trustee to vote the shares allocated to participant accounts under the Woodward Stock Plan portion of the Plan as directed by such participants and to vote all allocated shares for which no timely instructions are received in the same proportion as the allocated shares for which instructions are received. The remaining shares in the Plan are voted by the Trustee as directed by the PlanOs Administrative Committee. In the event of a tender or exchange offer, participants have the right individually to decide whether to tender or exchange shares in their account. The Plan directs the Trustee to tender or exchange all allocated shares for which no timely instructions are received in the same proportion as the allocated shares with respect to which it does receive directions. The remaining unallocated shares are tendered or exchanged by the Trustee as directed by the Plan's Administrative Committee.

(2) The Bank has advised the Company that 788,450 shares are owned by the Bank in various fiduciary capacities.

(3) Royce & Associates, Inc. has advised the Company that it has sole investment power and sole voting power for 753,496 shares; Royce Management has sole investment power and sole voting power for 23,500 shares.
(4) T. Rowe Price Associates has advised the Company that it has sole dispositive power for the entire holding of 676,000 shares and has sole voting power for 191,600 shares. These securities are owned by various individual and institutional investors which T. Rowe Price Associates, Inc. (Price Associates) serves as investment adviser with power to direct investments and/or sole power to vote the securities. For purposes of the reporting requirements of the Securities Exchange Act of 1934 (the "Exchange Act"), Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities.

(5)  Includes options to purchase shares of Common Stock as follows:
     Mr. Carter 66,210; Mr. Kovac 34,499; Mr. Larrew 32,154 and Mr. Turner 72,408. Also includes shares (does not include fractional shares) allocated to participant accounts of executive officers under the Woodward Governor Company Member Investment and Stock Ownership
     Plan. Plan participants direct the Trustee to vote the shares allocated to participant accounts under the Woodward Stock Plan portion of the Plan.
<R/>
(6)  See table under "ELECTION OF DIRECTORS."


SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE



Section 16(a) of the Securities Exchange Act of 1934 requires directors and certain officers and beneficial owners of the Company's Common Stock to file with the Securities and Exchange Commission (the "SEC") initial reports of ownership and reports of changes in ownership of common stock. So far as the Company is aware, based solely upon a review of the reports known by it to have been filed with the SEC, its compensation programs involving its equity securities, and representations of its directors and officers, all of the required filings for the fiscal year ended September 30, 1998 have been timely made.


                         ELECTION OF DIRECTORS

NOMINEES FOR ELECTION TO THE BOARD

Two directors are to be elected at the annual meeting. Proxies will be voted for the election of Messrs. John A. Halbrook and Michael T. Yonker unless the shareholder signing such proxy withholds authority to vote for one or more of these nominees in the manner described on the proxy. Mr. Halbrook and Mr. Yonker are directors of the Company whose terms in office expire this year. If elected, subject to provisions of the Company's Bylaws summarized under "DIRECTORS' QUALIFICATIONS," each of the nominees will hold office for a term ending on the date of the third annual meeting of shareholders following the January 19, 1999 meeting. The Company does not expect that any of the nominees will be unavailable for election, but if that should occur, proxies may be voted for a substitute nominee or nominees selected by the Board.

The Board of Directors recommends a vote "FOR" the election of the Board's nominees to the Board of Directors.

INFORMATION CONCERNING NOMINEES AND INCUMBENT DIRECTORS

Name, Age, Principal                 Year First    Shares of Common Stock     Percent of
Occupation and Other                 Elected a    Beneficially Owned as of   Common Stock
Information                          Director      November 23, 1998 (1)     Outstanding

Nominees for Election/Class III/
Term Expiring 2002

John A. Halbrook, 53, is Chairman
  and Chief Executive Officer
  of the Company (2)                  1991              224,945                 1.99%

Michael T. Yonker, 56, is retired
  President and Chief  Executive
  Officer of Portec, Inc., which
  had operations in the construction
  equipment, materials handling and
  railroad products industries (3)    1993                6,036                 0.05%

Incumbent Directors/Class II/
Term Expiring 2001

Vern H. Cassens, 66, is retired Senior
  Vice President and Chief Financial
  Officer of the Company              1977               87,890                 0.78%

Carl J. Dargene, 68, is Chairman of
  the Board of AMCORE Financial, Inc.,
  Rockford, Illinois (4)              1990                8,436                 0.07%

Thomas W. Heenan, 67, is a retired
  partner in the law firm of Chapman
  and Cutler, Chicago, Illinois       1986               18,836                 0.17%

Incumbent Directors/Class I/
Term Expiring 2000

J. Grant Beadle, 65, is retired
  Chairman and Chief Executive Officer
  of Union Special Corporation, a
  manufacturer of industrial sewing
  machines (5)                       1988                5,956                  0.05%

Lawrence E. Gloyd, 66, is Chairman
  and Chief Executive Officer of
  CLARCOR Inc., Rockford, Illinois,
  a manufacturer of filtration and
  consumer packaging products (6)    1994                6,292                  0.06%

J. Peter Jeffrey, 65, is retired Vice
  President of Development at Father
  Flanagan's Boys' Home in Boys Town,
  Nebraska                           1981                6,524                  0.06%

(1) Includes the maximum number of shares which might be deemed to be beneficially owned under rules of the Securities and Exchange Commission, including some duplication. Includes options to purchase shares of Common Stock as follows: Mr. Cassens 44,880 and Mr. Halbrook
     214,075. Also includes shares (does not include fractional shares) allocated to participant accounts of executive officers under the Woodward Governor Company Member Investment and Stock Ownership
     Plan. The Plan directs the Trustee to vote the shares allocated to participant accounts under the Woodward Stock Plan portion of the Plan as directed by such participants and to vote all allocated shares for which no timely instructions are received in the same proportion as the allocated shares for which instructions are received.

(2)  Serves as a director of AMCORE Financial, Inc.

(3)  Serves as a director of Modine Manufacturing Company, Inc.

(4)  Serves as a director of AMCORE Financial, Inc. and CLARCOR Inc.

(5)  Serves as a director of William Blair Mutual Funds, Inc.

(6) Serves as a director of AMCORE Financial, Inc., CLARCOR Inc. and Thomas Industries, Inc.

All nominees and incumbent directors except Mr. Jeffrey and Mr. Yonker have been engaged in their principal occupation, or in other responsible positions with the same organizations, for at least the last five years. Mr. Jeffrey retired as Vice President of Development at Father Flanagan's Boys' Home in December 1995. Mr. Yonker retired as President and Chief Executive Officer of Portec, Inc. in June 1998.

The Board of Directors met seven times during the last fiscal year; all directors attended more than 75% of the aggregate of the total meetings of the Board of Directors and all committees of the Board on which they served.


                         DIRECTORS' COMMITTEES

The Board of Directors has established the following committees, among others: Audit Committee, Compensation Committee, Executive Committee, Selection Committee and Stock Option Committee.

The Audit Committee consists of Mr. Jeffrey (Chairman), Mr. Beadle, Mr. Cassens, Mr. Heenan and Mr. Yonker. The Audit Committee is responsible for recommending to the Board the engagement of independent accountants to audit the Company's books. The Committee reviews the scope and approach of both the annual independent audit and internal audits and reviews the Company's system of internal accounting controls. The Committee met twice during the year ended September 30, 1998.

The Compensation Committee consists of Mr. Dargene (Chairman), Mr. Beadle, Mr. Gloyd, Mr. Heenan and Mr. Yonker. The Compensation Committee is responsible for recommending to the Board the base compensation of the Company's officers and key personnel. The Committee evaluates the performance of and reviews the results of the annual member evaluation for those individuals. The Committee met three times during the year ended September 30, 1998.

The Executive Committee consists of Mr. Halbrook (Chairman), Mr. Beadle, Mr. Dargene and Mr. Gloyd. The Executive Committee is responsible for exercising all the powers and authority of the Board of Directors in the management of the business when the Board is not in session and when in the opinion of the Chairman the matter should not be postponed until the next scheduled meeting of the Board. The Committee may declare cash dividends. The Committee may not authorize certain major corporate actions such as amending the Certificate of Incorporation, amending the Bylaws, adopting an agreement of merger or consolidation or recommending the sale, lease or exchange of substantially all of the Company's assets. The Committee met twice during the year ended September 30, 1998.

The Selection Committee consists of Mr. Beadle (Chairman), Mr. Dargene, Mr. Halbrook and Mr. Heenan. The Selection Committee is responsible for recommending to the Board qualified individuals to fill any vacancies on the Board. The Committee did not hold any formal meetings during the year ended September 30, 1998.

No procedures have been established for the consideration by the Selection Committee of nominees recommended by shareholder members of the Company.

The Stock Option Committee consists of Mr. Yonker (Chairman), Mr. Beadle and Mr. Gloyd. The Stock Option Committee administers the Company's Long-Term Incentive Compensation Plan, determining and taking all action, including granting of all incentives to eligible working members, in accordance with the terms of the Plan. The Committee met three times during the year ended September 30, 1998.

All actions by committees are reported to the Board at the next scheduled meeting and are subject to approval and revision by the Board. No legal rights of third parties may be affected by Board revisions.


                       DIRECTORS' QUALIFICATIONS

The Company's Bylaws provide that the term of any director shall end on the September 30th next following the director's seventieth birthday, unless otherwise determined by the Board, and that no person may serve as a director unless such person agrees in connection with such service to be guided by the philosophy and concepts of human and industrial association of the Company as expressed in its Constitution. Section
2.8 of the Company's Bylaws requires adequate notice to the Company with respect to nominees for directors other than those nominated by the Board. A copy of Section 2.8 is attached to this Proxy Statement as Exhibit A.


                        EXECUTIVE COMPENSATION

The following table sets forth a summary for the last three fiscal years of the cash and non-cash compensation paid to John A. Halbrook, Chairman and Chief Executive Officer of the Company, and to each of the other four most highly compensated executive officers of the Company whose total compensation in the year ended September 30, 1998 exceeded $100,000.

<CAPTION

                           SUMMARY COMPENSATION TABLE
                                                                      Long-Term
                                                                      Compensation
                                                                         Awards
                                                                      Securities
                                           Annual Compensation        Underlying          All Other
Name and Principal Position      Year     Salary (1)   Bonus (2)      Options(#)       Compensation (3)

John A. Halbrook                 1998      $423,624    $138,062        79,515              $43,600
Chairman and Chief               1997       410,125     161,608        53,600               41,148
Executive Officer                1996       326,129     186,615        30,960               33,316

C. Phillip Turner                1998       219,730     168,422        24,828               28,552
Vice President                   1997       208,098      81,235        17,600               26,139
Aircraft Engine Systems          1996       180,830     104,597         9,980               22,460

Charlas F. Kovac                 1998       180,619      24,317         5,739               20,973
Vice President                   1997       159,295      40,815         8,800               18,125
Industrial Controls              1996        94,065      13,363         1,960                9,317

Stephen P. Carter                1998       172,545      69,650        27,610               19,808
Vice President, Chief            1997       150,779      62,945        17,600               17,185
Financial Officer                1996       111,040      29,449         3,000               12,179
and Treasurer

Gary D. Larrew                   1998       146,188      52,208         7,414               17,989
Vice President                   1997       136,092      40,993         4,000               14,540
Business Development             1996       129,302      14,389         2,740               12,482

(1) No executive officer received personal benefits in excess of the lesser of 10% of cash compensation or $50,000.

(2)  Includes amounts deferred pursuant to the Unfunded Deferred
     Compensation Plan No. 2.

(3) Includes Company contributions to the Member Investment and Stock Ownership Plan, Retirement Income Plan and Unfunded Deferred Compensation Plans.

     Company contributions to the Member Investment and Stock Ownership Plan for the account of each of the executive officers listed included the following amounts for the years ended: September 30, 1998, Mr. Halbrook $13,000; Mr. Turner $13,491; Mr. Kovac $13,029;
     Mr. Carter $12,229 and Mr. Larrew $9,926; September 30, 1997, Mr. Halbrook $12,739; Mr. Turner $12,058; Mr. Kovac $10,459; Mr.
     Carter $9,840 and Mr. Larrew $7,350; September 30, 1996, Mr. Halbrook $11,527; Mr. Turner $11,205; Mr. Kovac $5,729; Mr. Carter $7,460 and Mr. Larrew $5,597.

     Company contributions to the Retirement Income Plan for the account of each of the executive officers listed included the following amounts for the years ended: September 30, 1998, Mr. Halbrook $8,320; Mr. Turner $12,000; Mr. Kovac $7,680; Mr. Carter $7,579 and Mr. Larrew $8,063; September 30, 1997, Mr. Halbrook $8,160; Mr. Turner $11,840; Mr. Kovac $6,651; Mr. Carter $6,390
     and Mr. Larrew $7,190; September 30, 1996, Mr. Halbrook $7,500; Mr. Turner $10,950; Mr. Kovac $3,588; Mr. Carter $4,719 and Mr. Larrew $6,885.

     Company contributions to the Unfunded Deferred Compensation Plan were as follows: September 30, 1998, Mr. Halbrook $22,280; Mr. Kovac $263 and Mr. Turner $3,061; September 30, 1997, Mr. Halbrook $20,249 and Mr. Turner $1,206; September 30, 1996, Mr. Halbrook $14,289 and Mr. Turner $305.

The Company's pension plan was terminated as to future contributions on September 30, 1971 with all benefits fully vested. The plan when terminated provided for payments of $2.00 per month for each year of service beyond two years, payable at age 65; however, accumulated reserves are sufficient to enable the insurance contract holder to provide an additional 31% benefit to all participants. Annual benefits will remain constant at normal retirement and are as follows: Mr. Halbrook $0; Mr. Turner $283; Mr. Kovac $0; Mr. Carter $0 and Mr. Larrew $0.


                         DIRECTOR COMPENSATION

Directors who are not worker members are paid a monthly retainer plus a meeting fee. In calendar year 1998 the monthly retainer was $1,850 per month plus $900 for each Board meeting attended. Committee members are compensated at the rate of $1,350 for committee chairmen and $900 for committee members for each meeting attended and at the rate of $200 for participation in telephonic meetings. Directors are also reimbursed for travel expenses incurred in attending meetings.


                         CERTAIN TRANSACTIONS

See "Compensation Committee Interlocks and Insider Participation."


                             STOCK OPTIONS

The following tabulation shows information with respect to stock options granted during fiscal year 1998 under the Woodward Governor Company 1996 Long-Term Incentive Compensation Plan to the individuals named in the Summary Compensation Table:

                        OPTION GRANTS IN FISCAL YEAR 1998

                                Individual Grants

                       Number of     % of Total                            Potential Realizable Value
                       Securities     Options                               at Assumed Annual Rates of
                       Underlying    Granted to                             Stock Price Appreciation
                        Options      Employees                                 For Option Term (3)
                        Granted      in Fiscal    Exercise   Expiration
Name                      (1)          Year       Price (2)     Date          5%($)         10%($)

John A. Halbrook         21,721        9.58%       $32.00    01/14/2008    $  437,127     $1,107,766
                         57,794       25.50%        32.25    11/17/2007     1,172,169      2,970,507

C. Phillip Turner         6,782        2.99%        32.00    01/14/2008       136,485        345,880
                         18,046        7.96%        32.25    11/17/2007       366,006        927,532

Charles F. Kovac          1,568        0.69%        32.00    01/14/2008        31,555         79,968
                          4,171        1.84%        32.25    11/17/2007        84,596        214,382

Stephen P. Carter         7,542        3.33%        32.00    01/14/2008       151,780        384,640
                         20,068        8.85%        32.25    11/17/2007       407,016      1,031,459

Gary D. Larrew            4,720        2.08%        32.00    01/14/2008        94,988        240,719
                          2,694        1.19%        32.25    11/17/2007        54,639        138,467

(1)  Consists of non-qualified options issued for a ten-year term.

(2)  Closing price of Common Stock as reported on the Nasdaq National
     Market as of the dates of grant, November 17, 1997 and January 14, 1998.

(3) The potential realizable value is calculated based on the term of the option at its time of grant (ten years). It is calculated assuming that the stock price on the date of grant appreciates at the indicated annual rate compounded annually for the entire term of the option and the option is exercised and sold on the last day of its term for the appreciated stock price. No gain to the optionee is possible unless the stock price increases over the option term.


            AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                   AND FISCAL YEAR-END OPTION VALUES

The following table provides information on option exercises in fiscal 1998 by the individuals named in the Summary Compensation Table and the value of such officers' unexercised options at September 30, 1998.

                                                Number of Securities         Value of
                        Shares                 Underlying Unexercised       Unexercised
                       Acquired      Value           Options at        In-the-Money Options
                      on Exercise   Realized     Fiscal Year-End(#)    at Fiscal Year-End ($)
Name                     (#)          ($)           Exercisable             Exercisable

John A. Halbrook          0           $0              164,075               $197,370.00

C. Phillip Turner         0            0               52,408                 63,622.50

Charles F. Kovac          0            0               16,499                 12,495.00

Stephen P. Carter         0            0               48,210                 19,125.00

Gary D. Larrew            0            0               14,154                 17,467.50

        COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The Compensation Committee reviews and administers the Company's compensation program. This program includes guidelines to recognize achievement of both Company and individual performance goals as an integral part of the compensation program for key management personnel. A total market-based compensation for key management positions recognizing experience and competence level is determined through the use of salary surveys; this process establishes a target total compensation for the individual. The actual compensation is comprised of three components:

(1) Base compensation is set within a range of 70% to 85% of target total cash compensation for the position, thereby putting at least 15%, but not more than 30%, of total compensation 'at risk.' The greater the responsibility, the greater the risk assigned to a position.

     The Compensation Committee, in determining the base compensation to be paid to each executive officer and certain key management worker members, other than the Company's Chairman and Chief Executive Officer, reviews recommendations prepared by the Company's Chairman and Chief Executive Officer. These recommendations are based on executive compensation reviews prepared by outside compensation consultants as well as the executive officer's or key management worker member's individual performance. Such performance is based on individual experience, responsibilities, management and leadership abilities, and job performance. The Compensation Committee recommends the base compensation as well as individual compensation goals and incentives for the Company's executive officers to the Board of Directors for approval. The determination of the Chairman and Chief Executive Officer's annual base compensation is specifically discussed below.

     The Compensation Committee's determination of each executive officer's and key management worker member's base compensation for the year ended September 30, 1998 was designed to accomplish two goals. The first goal was to pay executive officers and key management worker members competitively to attract, retain and motivate a high-quality senior management team. The second goal was to link total annual cash compensation to the individual performance of each executive officer or key management worker member. The Company's stock performance was not specifically considered by the Compensation Committee in determining base compensation for the Company's executive officers and key management worker members.

(2) An annual incentive compensation is paid based on direct individual performance, achievement of short-term objectives and the overall performance of the Company or individual groups or operating units, as appropriate for the position.

     The Compensation Committee consults with the Chairman and Chief Executive Officer regarding eligibility of executive officers and key management worker members of the Company for participation in this program, determining the appropriate performance goals and confirming attainment or lack thereof.

     If certain minimum target results are not achieved, no annual incentive will be paid. If targeted levels are attained, annual incentive levels range from 18% of base salary to a practical maximum of approximately 43% of base salary of participants. However, given outstanding performance, there is no formal maximum.

(3) Stock Options may be awarded by the Stock Option Committee under the Woodward Governor Company 1996 Long-Term Incentive Compensation Plan (the "Plan") based on the performance of the Company in the last fiscal year and the participant's contributions to that performance, and his or her present and potential contributions to the performance of the Company.

     The purpose of the Plan is to further the long-term growth and profitability of the Company by offering long-term incentives to certain key management worker members of the Company and to provide such participating worker members with an equity position in the Company to further align their interests with those of the shareholders of the Company.

     Under the terms of the Plan, the Stock Option Committee of the Board of Directors is authorized to grant (i) incentive stock options under the Internal Revenue Code of 1986 and (ii) nonqualified stock options to key management worker members of the Company, its subsidiaries or affiliates who are designated by the Committee. In fiscal year 1998, 18 worker members participated in the Plan.

     The option price of shares granted under the Plan shall be determined by the Committee at the date of the grant. This option price will not be less than the fair market value of the Common Stock on the date the option is granted as quoted on the Nasdaq National Market.

Compensation of the Chairman and Chief Executive Officer

The compensation of John A. Halbrook, Chairman and Chief Executive Officer of the Company, was determined in the same manner as for all other executive officers. Mr. Halbrook's base salary in 1998 was $392,002, a rate that put 30% of his target compensation at risk.

Of the total incentive compensation available to Mr. Halbrook, 55% was based on total Company performance as measured by shareholder value created. Shareholder value created was measured by combined increased earnings, improvement in utilization of receivables, inventory and investment in capital assets. In addition, 15% was based on managing the investment in GENXONtm, the Company's joint venture with Catalytica, Inc. and 30% was based on attainment of individual objectives, some of which were quantitative in nature. Mr. Halbrook's incentive compensation for 1998 was $138,062.

Options granted under the Plan confer the right to purchase 79,515 shares of Woodward Governor Company Common Stock.

Compensation Committee:  Carl J. Dargene, Chairman
                         J. Grant Beadle
                         Lawrence E. Gloyd
                         Thomas W. Heenan
                         Michael T. Yonker


      COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Mr. Dargene is Chairman of the Board of AMCORE Financial, Inc. In the ordinary course of its business the Company maintains a normal commercial banking relationship with AMCORE Bank N.A., Rockford, its wholly-owned subsidiary. The maximum amount of borrowings outstanding at any time during the year ended September 30, 1998 aggregated $10,090,000. Interest has been charged at floating rates based on standard market indices. Mr. Dargene serves as a member of the Company's Board and chairman of the Company's Compensation Committee. Mr. Halbrook, Chairman and Chief Executive Officer of the Company, serves as a member of the Company's Board and serves as a member of the Board of Directors of AMCORE Financial, Inc.


                       COMMON STOCK PERFORMANCE

The following Performance Graph compares the Company's cumulative total return on its Common Stock for a five-year period (September 30, 1993 to September 30, 1998) with the cumulative total return of the S&P Composite 500 Stock Index and the S&P Machinery Diversified Index.

                     TOTAL RETURN TO SHAREHOLDERS

             (A DESCRIPTION OF THE GRAPHICAL MATERIAL APPEARS
              AS AN APPENDIX TO THIS DOCUMENT)

Assumes that the value of the investment in the Company's Common Stock and each index was $100 on September 30, 1993 and that all dividends were reinvested.


                    INDEPENDENT PUBLIC ACCOUNTANTS

PricewaterhouseCoopers LLP have served as the independent public accountants of the Company for the year ended September 30, 1998, and it is the present intention of the Board to reappoint them for the fiscal year ending September 30, 1999. A representative from PricewaterhouseCoopers LLP is expected to be present at the annual meeting and will be available to answer appropriate questions.


                         SHAREHOLDER PROPOSALS

Proposals of shareholders to be included in the Company's proxy statement for the 2000 annual meeting must be in compliance with Rule 14a-8 under the Exchange Act and received by the Company no later than August 13, 1999.

The Company's Bylaws require that nominations of persons to the Company's Board of Directors other than those made by the Board of Directors shall be made in accordance with the provisions of the Company's Bylaws as set forth in Exhibit A. As to any proposals that a shareholder intends to present to shareholders without inclusion in the Company's Proxy Statement for the Company's 2000 annual meeting of shareholders, the proxies named in management's proxy for that meeting will be entitled to exercise their discretionary authority on that proposal unless the Company receives notice of the matter to be proposed not later than October 27, 1999. Even if proper notice is received on or prior to October 27, 1999, the proxies named in management's proxy for that meeting may nevertheless exercise their discretionary authority with respect to such matter by advising shareholders of such proposal and how they intend to exercise their discretion to vote on such matter, unless the shareholder making the proposal solicits proxies with respect to the proposal to the extent required by Rule 14a-4(c)(2) under the Exchange Act.


                             OTHER MATTERS

The cost of solicitation of proxies including preparing, assembling and mailing this proxy statement and accompanying papers will be borne by the Company. Solicitation will be made by mail but in some cases may also be made by letter, telephone, facsimile or personal call of officers, directors or members of the Company who will not be specially compensated for such solicitation. The Company has employed Morrow & Company to solicit proxies for the annual meeting from brokers, bank nominees, other institutional holders and certain individual shareholders. The Company has agreed to pay $3,500, plus the out-of-pocket expenses of Morrow & Company for these services. The Company will also pay the regular charge of brokers and other nominees who hold shares of record for forwarding proxy material to the beneficial owners of such shares.

The Board of Directors knows of no other business to be presented at the annual meeting. Should any other business properly come before the meeting, however, action may be taken thereon pursuant to the enclosed form of proxy, which confers discretionary authority upon the attorneys named therein, or their substitutes.

By Order of the Board of Directors

WOODWARD GOVERNOR COMPANY




Carol J. Manning
Corporate Secretary

December 11, 1998

                                                              EXHIBIT A


          SECTION 2.8 OF THE BYLAWS REQUIRING WRITTEN NOTICE

SECTION 2.8 NOMINATIONS FOR DIRECTOR. Nominations for election to the Board of Directors may be made by the Board of Directors or by any stockholder entitled to vote for the election of directors. Nominations other than those made by the Board of Directors shall be made by notice in writing, delivered or mailed by registered or certified United States mail, return receipt requested, postage prepaid, to the Secretary of the Corporation, not less than 20 days nor more than 50 days prior to any meeting of stockholders called for the election of directors; provided, however, if less than 21 days' notice of the meeting is given to stockholders, such written notice shall be delivered or mailed, as prescribed, not later than the close of business on the seventh day following the day on which the notice of meeting was mailed to the stockholders. Each such written notice shall contain the following information:

     (a) The name and residence address of the stockholder making the nomination;

     (b) Such information regarding each nominee as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had the nominee been nominated by the Board of Directors; and

     (c) The signed consent of each nominee to serve as a member of the Board of Directors if elected, and the signed agreement of each nominee that if elected he or she will be guided by the philosophy and concepts of human and industrial association of the Corporation as expressed in its Constitution in connection with the nominee's service as a member of the Board of Directors.

Unless otherwise determined by the Chairman of the Board of Directors or by a majority of the directors then in office, any nomination which is not made in accordance with the foregoing procedure shall be defective, and any votes which may be cast for the defective nominee shall be disregarded.

_X_ PLEASE MARK VOTES
   AS IN THIS EXAMPLE


 WOODWARD GOVERNOR                   1.  ELECTION OF DIRECTORS __  __  __
     COMPANY
                                         01 John A. Halbrook
                                         02 Michael T. Yonker

                                         INSTRUCTIONS: To withhold authority
                                         to vote for any individual nominee,
                                         mark the "For All Except" box
                                         and strike a line through the
                                         nominee's name in the list provided
                                         above.  Your shares will be voted
                                         for the remaining nominee.
RECORD DATE SHARES:
                                     2.  In their discretion, the proxies
                                         are authorized to vote upon such
                                         other matter as may properly come
                                         before the meeting.

                                    A majority of said attorneys
                                    or proxies who are present at
                                    the meeting shall have, and may
                                    exercise, all of the powers of
                                    all said attorneys or proxies
                                    hereunder.

Please be sure to sign and date this Proxy.  (Date)


Shareholder sign here       Co-owner sign here


                                    Mark box at right if an     __
                                    address change or comment
                                    has been noted on the
                                    reverse side of this card.

DETACH CARD



                       WOODWARD GOVERNOR COMPANY



Dear Shareholder:

Please take note of the important information enclosed with this Proxy Ballot. Information regarding the election of directors is provided in the enclosed proxy material.

YOUR VOTE IS IMPORTANT. Even if you plan to attend the meeting in person, please date, sign and return your proxy in the enclosed envelope. Prompt response is helpful and your cooperation will be appreciated.

Please sign the above proxy exactly as your name(s) appear(s). When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Please mark the boxes on the proxy card to indicate how your shares shall be voted. Then, sign the card, detach it and return your proxy vote in the enclosed postage paid envelope.

Your vote must be received prior to the Annual Meeting of Shareholders on January 19, 1999.

Thank you in advance for your prompt consideration of these matters.

Sincerely yours,

WOODWARD GOVERNOR COMPANY



TO VOTE YOUR SHARES VIA TELEPHONE, PLEASE SEE DIRECTIONS ON THE REVERSE SIDE OF THIS CARD.

                       WOODWARD GOVERNOR COMPANY

    Proxy for Annual Meeting of the Shareholders - January 19, 1999
                  Solicited by the Board of Directors

The undersigned shareholder member of Woodward Governor Company, a Delaware corporation, hereby appoints and constitutes J. Grant Beadle, Vern H. Cassens and John A. Halbrook, and each of them, the true and lawful attorneys and proxies of the undersigned with full power of substitution, for and in the name of the undersigned, to vote as designated below, including the right to cumulate votes in the election of directors for such of the nominees as the attorneys and proxies in their discretion may deem appropriate, all the shares of stock of the corporation standing in the name of the undersigned on November 23, 1998, at the annual meeting of the shareholders of the corporation to be held at Rockford, Illinois, on January 19, 1999 at 10:00 A.M., local time, with authority to vote at said meeting or at any postponement or adjournment thereof.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND WILL BE VOTED AS DIRECTED OR, IF NO SPECIFICATION IS MADE, "FOR" THE ELECTION OF THE BOARD'S NOMINEES TO THE BOARD OF DIRECTORS AND IN THE DISCRETION OF THE NAMED PROXIES ON OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

PLEASE VOTE, SIGN AND DATE THE PROXY CARD ON OTHER SIDE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

HAS YOUR ADDRESS CHANGED?               DO YOU HAVE ANY COMMENTS?

______________________________________  _______________________________________

______________________________________  _______________________________________

______________________________________  _______________________________________



         VOTE VIA TELEPHONE -- IT'S QUICK, EASY AND IMMEDIATE

Your telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, and returned your proxy card. Please note: all votes cast via the telephone must be cast prior to 5 p.m., January 18, 1999. If you wish to change your address, please mark the box on the reverse side of this proxy, provide the correct information above and return by mail.

TELEPHONE VOTING:

     There is NO CHARGE for this call.
     On a Touch Tone Telephone call TOLL FREE 1-800-435-2911 24 hours per day - 7 days a week.
     You will be asked to enter the Control Number which is located above your name and address on the reverse side.

  Your vote will be confirmed and cast as you directed.  END OF CALL.

If you vote via telephone, it is not necessary to return your proxy by mail. THANK YOU FOR VOTING.

                                    TOTAL RETURN TO SHAREHOLDERS

                              Starting
                                Basis
Description                     1993      1994      1995      1996      1997      1998

Woodward Governor Company      $100.00   $128.20   $109.36   $162.03   $248.42   $168.62

S&P 500                        $100.00   $103.69   $134.53   $161.88   $227.36   $247.92

S&P Mach Div                   $100.00   $108.92   $120.56   $157.29   $220.43   $158.20

Assumes that the value of the investment in the Company's Common Stock and each index was $100 on September 30, 1993 and that all dividends were reinvested.